Exhibit 99.1

SETH W. HAMOT and ANDREW R. SIEGEL	*	IN THE
	*	CIRCUIT COURT
Plaintiffs
	*	FOR
v.
	*	BALTIMORE CITY
TELOS CORPORATION
	*	Part 20
Defendant
*

* * * * * *	*
Case No.: 24-C-07-005603
TELOS CORPORATION	*

Counter-Plaintiff	*

v.	*

SETH W. HAMOT and ANDREW R. SIEGEL	*
*
Counter-Defendants

************************************************************************************************************

PRELIMINARY INJUNCTION

The Court, having conducted a hearing in open court on June 24, 2008, on defendant/counter-plaintiff Telos Corporation’s motion for preliminary injunction, and having considered the memoranda of law submitted by the respective parties and the arguments of counsel, it is this 27th day of June, 2008, hereby

ORDERED, that Telos Corporation’s motion for preliminary injunction, be, and hereby is GRANTED, the Court being satisfied that the four factors set forth in State Dep’t of Health and Mental Hygiene v. Baltimore County, 281 Md. 548 (1977), weigh in favor of its issuance. The decision to grant a preliminary injunction is a matter within the sound discretion of the court. Id. at 554 (citations omitted). In exercising this discretion, a court considers four factors: (1) likelihood of success on the merits, (2) the “balance of convenience” determined by whether the injury suffered if the injunction is granted is less than the harm that would result from its refusal, (3) irreparable injury, and (4) public interest. Id. (citing cases). These factors are not like the required “elements of a tort,” but are simply designed to guide a court in deciding whether to issue a preliminary injunction. DMF Leasing, Inc. v. Budget Rent-A-Car of Maryland, Inc., 161 Md.App. 640, 648 (2005) (citing Lerner v. Lerner, 306 Md. 771, 776-77 (1986)). As the balance of convenience tilts towards the moving party, the importance of demonstrating likelihood of success on the merits declines, and the relevant inquiry becomes whether the moving party has “raised questions going to the merits that are so serious, substantial, difficult and doubtful as to make them fair ground for litigation and thus for more deliberative investigation.” DMF Leasing, 161 Md.App. at 649 (quoting Lerner, 306 Md. at 784).

The record before the Court reflects that Telos’ outside auditor, the Reznick Group (“Reznick”), withdrew from its engagement on April 16, 2008, having concluded that its independence was impaired. Telos filed counterclaims against Seth Hamot (“Hamot”) and Andrew Siegel (“Siegel”), claiming that their conduct caused Reznick’s resignation. The parties’ respective expert witnesses have submitted reports, opining on whether Hamot and Siegel’s conduct would constitute an impairment of auditor independence under existing accounting principles and guidelines. The alleged acts of interference included written communications to Reznick, seeking to influence its professional judgment and opinion on certain accounting issues, including the classification of Telos’ 12% cumulative exchangeable redeemable preferred stock (“ERPS”). These communications included a March 28, 2008, letter sent to Telos’ former auditor, Goodman and Company, LLP (“Goodman”), demanding that it withdraw its prior audit opinions for Telos and threatening further litigation if it did not comply. That letter was blind copied to Reznick allegedly at Hamot’s direction and with his knowledge, and with Siegel’s approval. Whether Reznick was justified in determining that its independence was thereby impaired is a matter for another day. The fact remains that Telos finds itself without an auditor and without the ability to produce audited financial statements for 2007.

The record further demonstrates that Telos will suffer irreparable harm absent injunctive relief due to its inability to retain an auditor and produce audited financial statements. The likely irreparable harm to Telos includes the loss of certain major Department of Defense and civilian federal government contract vehicles through which Telos conducts much of its business and generates a substantial portion of its revenue, and the loss of key employees that will follow from the loss of business and the impairment to or loss of its major contracting vehicles. Additionally, the deposition testimony of Telos’ CFO, Michele Nakazawa, underscores the difficulty (if not impossibility) of retaining a new auditor for Telos:

[W]e are beginning a compilation again of a list of accounting firms. However, we had discussions with the audit committee, and we felt at this point we should begin to compile the firms and consider the proposal, but we decided essentially to wait for the outcome of this hearing because I believe that this has a tremendous impact on our ability to retain a new firm.

I think we went through great efforts to engage Reznick. Clearly I feel as though we were - we were very successful in getting Reznick, because I did not have high hopes, and we went through lots of effort and talked to so many people and solicited every contact that we knew at that point.

And now, in my experience as an accountant, I would say that when you have two firms that have now resigned as a result of the current situation, it’s going to make it nearly impossible. I’m looking at this list as the firms that we thought were the best, most suited because of location, size, et cetera, and I would say that clearly if these firms declined to bid at this point in time, they are not even going to answer the phone this time if we call.

Nakazawa Dep., 32:21-34:4.

At the heart of the dispute between the parties is Telos’ classification of its ERPS obligations as either current or long-term corporate liabilities under appropriate accounting principles. Telos makes a strong showing before this Court that dispute has been resolved in its favor by virtue of the SEC’s acceptance of the accounting classification of the ERPS (see Hearing Exh. 82, February 22, 2008 “No Further Comment” letter from SEC) and on the basis of this Court’s prior rulings in the shareholder litigation dated November 29, 2006, January 7, 2008, and April 15, 2008, to the effect that: (i) plaintiffs have no guaranteed right to payment of dividends or redemption under the ERPS; (ii) plaintiffs have not been denied any rights under the terms of the ERPS; (iii) plaintiffs’ expectations regarding dividends and redemption are not objectively reasonable; and (iv) plaintiffs cannot state a claim for breach of contract. Indeed, the only basis Hamot and Siegel have for continuing to assert their position that the ERPS obligations constitute current liabilities of Telos is a wholly ambiguous finding by a jury in the Circuit Court in Fairfax, Virginia in Costa Brava’s action against Goodman. Hearing Exh. 71, December 10, 2007, Virginia Litigation Jury Verdictt.1

[1]

The verdict form in the Virginia action includes no specific findings of fact, nor was the jury instructed to make any specific findings of fact. Thus, it is difficult to tell why the Virginia jury rendered the verdict in question. Telos contends that it is misleading for Hamot and Siegel to assert that the Virginia verdict requires the withdrawal of Goodman’s audit opinions and the adoption of their demanded accounting treatment, when the fact that Costa Brava failed to recover any damages and did not obtain the court-ordered withdrawal of Goodman’s 2004 audit opinion that they requested supports the opposite conclusion.

On the basis of this rather thin reed,2 plaintiffs made continued demands for the withdrawal of Goodman’s audit opinions, made threats of litigation against Goodman and possibly Reznick, and continued to file claims against Goodman in Fairfax, Virginia.3

For the purposes of the present motion, the Court concludes that Telos has demonstrated a likelihood of success on the merits of its claims. An action for tortious interference with contract will lie when “‘a third party who, without legal justification, intentionally interferes with the rights of a party to a contract, or induces a breach thereof[.]’” Orfanos v. Athenian, Inc., 66 Md.App. 507, 520 (1986) (quoting Wilmington Trust Co. v. Clark, 289 Md. 313, 329 (1981)). “[T]o be actionable, the improper or wrongful conduct must induce the breach or termination of the contract.” Macklin v. Robert Logan Assocs., 334 Md. 287, 301-02 (1994) (emphasis added). One who interferes with the performance of a contract “‘by inducing or otherwise causing the third person not to perform is subject to liability.’” Orfanos, 66 Md.App. at 521 (quoting Restatement 2d of Torts § 766). In this case, Telos has contractual relationships with both Reznick and Goodman,4 which are reflected in their engagement letters

[2]	Even plaintiffs’ expert, Lynn C. Jones, stops far short of opining that the ERPS must be classified as current liabilities. Hearing Exh. 164, Report of Lynn C. Jones, Plaintiffs’ Expert.

[3]

As Telos notes, the recently filed litigation in Virginia is predicated upon the same allegations which Hamot and Siegel have pressed unsuccessfully in this Court and upon which the jury in Virginia entered no other favorable finding. Thus, it is in the judgment of this Court questionable whether the alleged litigation threats against Telos’ auditors are premised upon legitimate claims. If not, they would not enjoy the protection of the Noerr-Pennington Doctrine. Compare PREI, Inc. v. Columbia Pictures, 508 U.S. 49, 144 (1993); California Motor Trans. Co. v. Trucking Unlimited, 404 U.S. 508, 511 (1972); and BE & K Constr. Co. v. N.L.R.B., 536 U.S. 516, 525 (2002).

[4]

Although Goodman is no longer Telos’ auditor, Telos and Goodman are parties to an engagement letter dated March 19, 2008, by which Goodman agreed to review Telos’ 2007 Form 10-K and reissue its prior audit opinions for the purpose of this filing.

with Telos, and Hamot and Siegel had knowledge of these relationships. The record further indicates that Hamot and Siegel intentionally interfered with these relationships, and that their interference caused the non-performance by Reznick and Goodman5 of the services they were engaged to perform, as well as Reznick’s termination of the engagement. Thus, Telos has raised a substantial claim for tortious interference with contract under the facts presented.

The same is true of its claim for tortious interference with business or economic relations. The Maryland Court of Appeals has stated that the types of “wrongful” conduct underlying a claim for tortious interference with business or economic relations include acts of “intimidation” or “the institution or threat of groundless civil suits ... in bad faith.” K&K Mgmt. v. Lee, 316 Md. 137, 166 (1989); see also Macklin, 334 Md. at 301. The Court of Appeals has noted further that “conduct that is quite subtle, nevertheless, can be improper or wrongful.” Macklin, 334 Md. at 301. As discussed above, the record indicates that Telos is likely to demonstrate that Hamot and Siegel intentionally sought to interfere with Reznick’s audit through questionable and potentially misleading communications and barely-veiled threats of litigation, and that their interference caused Reznick to resign. Telos, therefore, has also raised claims going to the merits of its count for tortious interference with business or economic relations.

Additionally, Telos is likely to demonstrate that their conduct was not just wrongful, but unlawful. Under SEC Rule 13b2-2, promulgated pursuant to section 303 of the Sarbanes-Oxley Act, directors are prohibited from taking any actions to “coerce, manipulate, mislead or fraudulently influence” an auditor if he or she “knew or should have known that such

[5]

Plaintiffs contend that Telos’ current contract with Goodman was not executed until March 27, 2008, and has not been the object of any interference. Given the plaintiffs’ history with Goodman, however, it remains a proper subject for this Court’s injunction.

action, if successful could render the issuer’s statements materially misleading.” This prohibited conduct includes the use of “pressure, threats, trickery, intimidation or some other purposeful action,” including the provision of inaccurate or misleading information or legal analysis to an auditor. See SEC Release No. 34-37890, 2003 WL 21148349, at *5-6. In this case, Telos is likely to show that Hamot and Siegel used potentially misleading communications and threats of litigation in an effort to dictate the accounting treatment that Reznick should adopt, thereby running afoul of Sarbanes-Oxley section 303 and SEC Rule 13b2-2 and providing another basis for liability for tortious interference with business or economic relations.6

Lastly, the record supports Telos’ claims for breach of fiduciary duty. By statute, directors are obligated to perform their duties in good faith, in a manner they believe to be in the corporation’s best interests, and with the care that an ordinarily prudent person would exercise in like circumstances. Md. Code, Corps. & Ass’ns § 2-405.1. A director’s actions run to the corporation as a whole and take precedence over his or her personal interests. See Werbowsky v. Collomb, 362 Md. 581, 599 (2001). The Maryland Court of Appeals has held that directors have

[6]

SEC Rule 13b2-2 also is intended to reach situations in which officers or directors attempt to circumvent its prohibitions by acting through third parties. Specifically, Rule 13b2-2 prohibits any “director or officer ... or any other person acting under the direction thereof from directly or indirectly” taking any actions to coerce, manipulate, mislead or fraudulently influence an auditor. The SEC has issued guidance stating that the rule is intended to reach third parties who attempt to pressure the auditor or who participate in efforts to improperly influence the auditor. SEC Release No. 34-37890, 2003 WL 21148349, at *3-4. The SEC guidance further states that “third parties who, under the direction of an issuer’s officers or directors, mislead or otherwise improperly influence auditors when they know or should know that their conduct could result in investors being provided with misleading financial statements or a misleading audit report, should be subject to sanction by the Commission.” Id. at 4*. The SEC’s comments reflect an intent to reach situations in which an officer or director uses or enters into an arrangement with a third party to provide inaccurate or misleading information or legal analysis to the auditor. Id. at *5-6.

“an inherent obligation ... not only that they will use their best effort to promote the interests of the shareholders, but that they will in no manner use their positions to advance their own individual interest as distinguished from that of the corporation[.]” Indurated Concrete Corp. v. Abbott, 195 Md. 496, 503-04, 74 A.2d 17, 20 (1950) (emphasis added) (quoting Cumberland Coal and Iron Co. v. Parish, 42 Md. 598, 605-06 (1875).

Here, the conduct by Hamot and Siegel indicates that they put their interests ahead of the corporation they were supposed to be serving and sought to disrupt the company’s essential relationships7 to serve their own ends. Indeed, even after being advised at Telos’ April 2, 2008, board meeting that their conduct was jeopardizing the company’s relationship with its auditor, they continued to send more communications to Reznick attempting to influence its opinions. Their conflicted interests are further revealed in an e-mail exchange just a few days later between Siegel and Victor Morganstern, a fellow ERPS holder, who noted that Telos was still continuing to “get contracts,” and then inquired, “Are we getting anywhere?” Hearing Exh. 100, Apr. 8, 2008 E-mail from Victor Morganstern to Andrew Siegel. Given the record before the Court, it appears that Telos likely will be able to demonstrate that Hamot and Siegel breached their fiduciary duties to the company.

Morever, the balance of convenience or hardships in this matter weighs decidedly in Telos’ favor. Without injunctive relief, as discussed above, Telos is unlikely to be able to retain another auditor and will suffer potentially devastating harm to its business. By contrast,

[7]

The Court recognizes that plaintiffs’ underlying claims are based upon allegations that Telos’ board and management have shut them out of essential information and decisions which affect their abilities to serve as directors of the company. Their desire to go around the Audit Committee and to address directly their concerns to the company’s auditor, however, is not an appropriate resolution of their disputes under any accepted corporate governance principles.

Hamot and Siegel will lose little, if anything, if they are required to stop abusing their positions as directors to interfere with the relationship between the company and its auditor. Their claims before this Court will be unaffected. When a party is faced with the possible loss of its business if an injunction is not issued, the balance of convenience virtually always tilts in that party’s favor. DMF Leasing, 161 Md.App. at 651.

As stated at the outset, as the balance of convenience tips in Telos’ favor, the importance of demonstrating likelihood of success on the merits declines, and the relevant inquiry becomes whether Telos has “raised questions going to the merits that are so serious, substantial, difficult and doubtful as to make them fair ground for litigation and thus for more deliberative investigation.” Id. at 648-49 (quoting Lerner v. Lerner, 306 Md. 771, 784 (1986)). In this case, for the various reasons outlined above, Telos has more than crossed that threshold.

Lastly, the public interest favors Telos. As Mr. Muse testified, the key to the audit process is the auditor’s independence–in order to ensure the integrity of the process, the auditor must be permitted to conduct the audit free from interference by management or individual directors. See SEC Release 34-47890, 2003 WL 21148349. When directors with conflicted interests are allowed to interfere with that process, the public’s interest in the integrity of the process–and its interest in the integrity of the financial information that ultimately will be provided to the investing public–suffers. Moreover, it also is in the public interest to protect the operational status quo of an ongoing viable business, which employs over 500 people and provides essential services to the United States military.

For these reasons, the Court determines that a preliminary injunction is warranted in this case. Moreover, a preliminary injunction is needed not only to prevent and redress any improper actions by Hamot and Siegel themselves, but also any efforts to circumvent the injunction by acting indirectly or through others, including the Costa Brava and Roark, Reardon & Hamot (“RRH”) entities. This is consistent with the long-recognized principle that a court’s order will bind not only the parties to the case, but “those identified with them in interest, in ‘privity’ with them, represented by them or subject to their control.” Regal Knitwear Co. v. N.L.R.B., 324 U.S. 9, 14 (1945); see also Madsen v. Women’s Health Center, Inc., 512 U.S. 753, 776 (1994) (citing Regal Knitwear and upholding injunction directed at the petitioners and others acting “in concert or participation” with them). That way, a party bound by a court’s directive “may not nullify a decree by carrying out prohibited acts through aiders and abettors, although they were not parties to the original proceeding.” Regal Knitwear, 324 U.S. at 14; see also Ex Parte Lennon, 166 U.S. 548, 554 (1897) (“To render a person amenable to an injunction, it is neither necessary that he should have been a party to the suit in which the injunction was issued, nor to have been actually served with a copy of it, so long as he appears to have had actual notice.”)

Accordingly, it is ORDERED that Hamot and Siegel cease, desist and refrain from any and all direct or indirect contact or communications (whether verbal, written or otherwise) with Goodman, Reznick, or any other former, current or future auditors of Telos Corporation, or with any agents or representatives of any such auditors, regarding the conduct herein prohibited, during the pendency of this litigation or until such time as Telos obtains audited financial statements for 2007 and files its 10-K with the SEC. The conduct prohibited by this Order specifically includes, but is not limited to, any communications, contacts or other conduct that either explicitly or implicitly: (1) seeks, requests or demands the withdrawal of, or otherwise attempts to urge the auditor to withdraw prior audit opinions for fiscal years 2004, 2005 or 2006; (2) seeks, requests, demands or attempts to urge the auditor to adopt a particular accounting treatment with respect to the classification of the ERPS; (3) seeks, requests, demands or attempts to urge the auditor to change the accounting treatment or classification of the ERPS; (4) threatens litigation, or suggests or indicates intent to initiate litigation against any Telos auditor with respect to the accounting treatment or classification of the ERPS; (5) seeks or is designed to interfere with the relationships between Telos and its former, current or future auditors; (6) seeks or is designed to compromise the independence of any Telos auditor; and (7) seeks or is designed to influence, coerce, intimidate or manipulate any Telos auditor into rendering materially misleading financial statement.

It is further ORDERED that Hamot and Siegel are prohibited from engaging in any contacts, communications or other conduct prohibited by this Order acting either singly or in concert with others, including any entities that they control or through which they operate, including, but not limited to, Costa Brava, RRHCM and RRH. It also specifically prohibits any such actions or conduct undertaken through or in concert or collusion with other persons or entities, including, but not limited to, Wynnefield Partners Small Cap Value, L.P. (“Wynnefield”), Paul Berger or any other ERPS holders.

Telos Corporation shall be excused from the requirement of filing a bond in connection with this preliminary injunction.

A hearing on plaintiffs’ motion to dismiss Telos’ counterclaims will be held on July 7, 2008, at 3:00 p.m.

ALBERT J. MATRICCIANI, JR. Judge

cc:	Leslie D. Hershfield, Esquire

Harry Levy, Esquire

Ava E. Lias-Booker, Esquire

Thomas M. Beshere, Esquire

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